UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10th, 2009

CHINA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-119034	98-0432681
(Commission File Number)	(IRS Employer Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer

Business  Address:
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6280-9561

Mailing Address
Suite #601 – 110 Dai-Hou-Bei-Li, Hai-Dian-District, Beijing, PR China 100091
Issuer’s telephone Number: 86-10-6280-9561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On February  9, 2009, China Holdings, Inc. (the “Company”) has reached A RESOLUTION with its controlled subsidiary: China Power, Inc. with A Master Development Execution Plan in 2009 – 2013:

100 Square Kilometers of Land for Real Estate Development

China Holdings, Inc. will focus on 100 Square Kilometers of Land for Real Estate Development in Inner Mongolia China in 2009-2013.  The Company will capture and capitalize the potential significant commercial, industrial, residential and recreational properties development opportunities. The Company expects to generate revenues & profits from its development for the 100 square kilometers of real estate in late 2009 or early 2010. The Company will announce a master plan for the 100 Square Kilometers land development according to international standards and developed in consultation with the government and international real estate groups in early 2009.

2000 Megawatts Wind Power Plants/Projects – 300 Square Kilometers Land - Development

China Power, Inc. will focus on its developing and construction of 2000 Megawatts Wind Power Plants/Projects on 300 Square Kilometers lands in Inner Mongolia, PR China in 2009 – 2013.

China Power, Inc. will move forward for THE 2000 MW WIND POWER PLANTS/PROJECTS DEVELOPMENT/CONSTRUCTIONS PLAN (2009-2013) in Inner Mongolia PR China with the following programs & plans:

1.
Conducting the "Wind Resources Monitoring Programs" in early 2009 for 6-12 months programs on 300 MW Wind Power Plants as Phase I Development/Plan. The company expects to break ground in 2009 for the initial 300 MW of wind power, to be completed in 2-3 years.

2.
Negotiate/Execute/Complete "Wind Turbines Supplying & Operation System" /Contracts with China Top Rank Wind Turbines’ Manufactures or/and Global Industrial Wind Turbines Manufactures/", and ensure the system with the following  features:

*     Wind Turbines (700 of 3.0MW or 600 of 3.6 MW): with the aim of reducing the cost per kWh, and lighter,
Stronger towers and ground-breaking nacelle design which produces more power from less weight with efficiency, economic, effectiveness.

*     Wind  Farm Operation Systems (Advanced) with the features of  Real-time active and reactive power control of the entire wind power plant; Control and monitoring of wind turbines, meteorology ,instruments and substations; Plant performance summaries in both text and graphical form; Comprehensive report generator module;  Productivity presentations; Availability calculations; Instant online data from any turbine: Status, power, wind speed, voltage current, temperatures and alarms; 10-minute averaged data, including mean values, standard deviations, minimum and maximum values; Advanced power curve presentations, including power curves, scatter curves, reference and wind distribution curves from multiple units; User-friendly graphical user interface based  on Windows standards; Client connection manager for access to multiple power plants; Secure login with customisable access profiles; Remote control of a single wind turbine or a group of  turbines

3.
Negotiate/Execute/Complete “EPC Contracts” with China-National Top Rank Engineering Firms or/and Top-Global Engineering Firms (“EPC": Project Planning and Design, Project management, engineering, procurement and construction expertise) to construct the Company’s 2000 Megawatts Wind Power Plants/Projects in Inner Mongolia PR China on a turnkey basis/solution, and with upset price guarantees and fixed wind turbines installation & construction completion timetables.  “EPC” Completion Wind Turbines Installations and Manufacturing “2000 MW WIND POWER PLANTS/PROJECTS” on 300 Square KM Lands in Inner Mongolia PR China in 2-4 years approximately.

As "A New Energy Economy in the world" that involves reinforcing sustainable sources such as wind & solar power so as to help combat global warming, guard against the exhaustion of fossil fuels, China, the world's fastest-growing major economy, will use hydropower, biomass fuels, nuclear energy and natural gas to help cut 950 million metric tons of greenhouse gas emissions by 2010, as announced by Mr. Ma Kai, Chairman of the National Development and Reform Commission, PR China. Wind power is a renewable, predictable and clean source of energy. Substantial capacity can be built up quickly, offering the energy independence demanded by the world's largest and fastest-growing economies. Wind Power is modern energy.

 According to reports of China Wind Power Market and Strategies (2008-2020) by Emerging Energy Research (Massachusetts, United States) that despite inevitable slowdowns in markets elsewhere, China's plan to reach 100 gig watts (GW) of Installed Wind Power capacity by 2020 are unlikely to be derailed by the current global financial crisis. China's Wind Energy Initiatives are so large in scale and so well supported by Chinese Government, that China's renewable energy goals are likely be met well before 2020. Despite the near-collapse of the global financial markets and broad concern over the potential impact on funding for energy development projects, Emerging Energy Research's analysis sees China's Government Wind Energy Priorities and China's ravenous energy demand as drivers that will keep China on track to surpass its target of a 15% renewable energy capacity by 2020.

The Company's 2000 Megawatts Wind Farm Power Plants are legally financially protected by Local Chinese Government & China New Renewable Energy Policies & Laws to wind energy producers and developers. Under the China Renewable Energy Laws and Registrations, the China State Power Grid has agreed to purchase 100% of the power generated by the company’s wind power plants (2,000 MW) at 0.55 Yuan per kilowatt hour or approximately $0.08 per kilowatt hour, with a 4% increase annually for 25-30 years with additional guaranteed extension terms.. The Company expects total gross revenue of 2,750 Million Yuan (2,000,000 Kilowatts x 2500 Hours x 0.55 Yuan/Kwh) in 4 -5 years upon 2,000 MW Wind Farm Power Plants in full production. The value inherent in the Company's unique position through its 2000 MW Wind Power Plants/Projects is truly extraordinary, and the progress the Company has made on its initiatives for the coming years signals the ability to capitalize on the underlying potential of renewable energy power plants & industry in China, or/and worldwide.

The Company is developing and construction THE NEW VERSIONS OF THE CORPORATE WEBSITES: China Holdings, Inc. on  www.chinaholding.net and China Power, Inc. on www.chinapower.us.  The Company will update its global presentation, corporate development, progress, information and updated management team, etc. on THE NEW WEBSITES. The update versions of  www.chinaholding.net & www.chinapower.us will be completed and presenting to the Public  in 2-3 months approximately

Item 3.02              Unregistered Sales of Equity Securities.

On February 9, 2009, China Holdings, Inc. (the “Company”) has also reached ADDITIONAL AMENDEDRESOLUTIONS (based on initial RESOLUTIONS on January 19, 2009), as the following:

1.
Amended Resolution: the Company has finally agreed to pay for “Vintage Filings, LLP” with a total of 2,300,000 common stocks as SEC 144 rules/legends for “Vintage Filings, LLP”’s  all fairly valued services in 2008 and services in 2009 as defined agreed mutually. The Company agreed to legally issue/delivery the 2,300,000 common stocks certificate to “Vintage Filings, LLP” within 30-45 days via its SEC Registered Stock Transfer Agent.

2.
Amended Resolution: the Company has finally agreed to pay for “Cooley Godward Kronish, LLP” with a total of 700,000 common stocks as SEC 144 rules/legends legal  fairly valued services from “Cooley Godward Kronish, LLP” to the Company’s 2Q 2008 SEC Form 10Q legal compliances. The Company agreed to legally issue/delivery the 700,000 common stocks certificate to “Cooley Godward Kronish, LLP” within 30-45 days via its SEC Registered Stock Transfer Agent.

3.
Amended Resolution: the Company has finally agreed to pay for “XinHuaPRNewswire” with a total of 800,000 common stocks as SEC 144 rules/legends for the press releases/ fairly valued services to the Company in 2008. The Company agreed to legally issue/delivery the 800,000 common stocks certificate to “XinHuaPRNewswire” within 30-45 days via its SEC Registered Stock Transfer Agent.

The Company issued the restricted shares in reliance upon the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving any public offering. The sale of these shares of common stock was not registered under the Securities Act and the shares may not be sold absent registration or an applicable exemption from registration requirements.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9 2009, China Holdings, Inc. has approved of A Resignation from ZHENG LUN-FAN, the former Director of the Company due to his health conditions. To Assist the Company to achieve its development, goals, and milestones as set to be more effective, efficient with accomplishment,  the Company is in the processing to retain GLOBAL TOP RANK EXECUTIVES to join in the Company for the positions, such as Chairman & Vice Chairman of Advisory Board, Chief Investment Officers, and Chief Engineering Officers, and Chief Technology Officers, and Directors, etc. in 2009-2010.

Item 9.01              Financial Statements and Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA HOLDINGS, INC.

Date: February 10, 2009	By:	/s/ Julianna Lu
Julianna Lu
Chief Executive Officer Chairperson of Board Directors